UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 6, 2009

MidWestOne Financial Group, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-24630

Iowa	42-1206172
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

102 South Clinton Street

Iowa City, Iowa 52240

(Address of principal executive offices, including zip code)

(319) 356-5800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 6, 2009, MidWestOne Financial Group, Inc. (the “Company”), pursuant to the Capital Purchase Program implemented as a component of the Troubled Asset Relief Program, entered into a Letter Agreement, which includes the Securities Purchase Agreement – Standard Terms (collectively, the “Purchase Agreement”), with the United States Department of the Treasury (“Treasury”), pursuant to which the Company issued and sold to Treasury: (i) 16,000 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A, no par value (the “Series A Preferred Stock”) and (ii) a warrant (the “Warrant”) to purchase 198,675 shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”), for an aggregate purchase price of $16 million in cash. The Purchase Agreement is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

The Series A Preferred Stock will qualify as Tier 1 capital and will pay cumulative dividends at a rate of 5% per annum for the first five years, and 9% per annum thereafter. The Series A Preferred Stock may be redeemed by the Company after three years. Prior to the end of three years, the Series A Preferred Stock may be redeemed by the Company only with the proceeds of the sale of qualifying equity securities of the Company (a “Qualified Equity Offering”). Any redemption of the Series A Preferred Stock will be at the per share liquidation amount of $1,000 per share, plus any accrued and unpaid dividends. The restrictions on redemption are set forth in the Articles of Amendment described in Item 5.03 below.

Prior to the third anniversary of Treasury’s purchase of the Series A Preferred Stock, unless the Series A Preferred Stock has been redeemed or Treasury has transferred all of the Series A Preferred Stock to one or more third parties, the consent of Treasury will be required for the Company to: (i) increase the dividend paid on its Common Stock; or (ii) repurchase its Common Stock or other equity or capital securities, other than in connection with benefit plans consistent with past practice and certain other circumstances specified in the Purchase Agreement. The Series A Preferred Stock will be non-voting except for class voting rights on matters that would adversely affect the rights of the holders of the Series A Preferred Stock.

The Warrant has a ten-year term and is immediately exercisable upon its issuance, with an exercise price, subject to anti-dilution adjustments, equal to $12.08 per share of the Common Stock. The Warrant is attached as Exhibit 4.2 hereto and is incorporated herein by reference.

If the Company receives aggregate cash proceeds of not less than $16 million from one or more Qualified Equity Offerings on or prior to December 31, 2009, the number of shares of Common Stock issuable pursuant to Treasury’s exercise of the Warrant will be reduced by one half of the original number of shares, taking into account all adjustments, underlying the Warrant. Pursuant to the Purchase Agreement, Treasury has agreed not to exercise voting power with respect to any shares of Common Stock issued upon exercise of the Warrant.

The Series A Preferred Stock and the Warrant were issued in a private placement exempt from registration pursuant to
Section 4(2) of the Securities Act of 1933, as amended. Upon the request of Treasury at any time, the Company has agreed to promptly enter into a deposit arrangement pursuant to which the Series A Preferred Stock may be deposited and depositary shares (“Depositary Shares”), representing fractional shares of Series A Preferred Stock, may be issued. The Company has agreed to register the Series A

Preferred Stock, the Warrant, the shares of Common Stock underlying the Warrant (the “Warrant Shares”) and Depositary Shares, if any, as soon as practicable after the date hereof. Neither the Series A Preferred Stock nor the Warrant will be subject to any contractual restrictions on transfer, except that Treasury may only transfer or exercise an aggregate one-half of the Warrant Shares prior to the earlier of the date on which the Company receives aggregate cash proceeds of not less than $16 million from one or more Qualified Equity Offerings and December 31, 2009.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated by reference into this Item 3.02.

Item 3.03.	Material Modification to Rights of Securityholders.

As a result of the Company’s issuance of the Series A Preferred Stock on February 6, 2009, the ability of the Company to declare or pay dividends or distributions on, or purchase, redeem or otherwise acquire for consideration, shares of its Junior Stock (as defined below) and Parity Stock (as defined below) will be subject to restrictions, including the Company’s restriction against increasing dividends from the last quarterly cash dividend declared on the Common Stock prior to October 14, 2008, which was $0.1525 per share. The redemption, purchase or other acquisition of trust preferred securities of the Company or its affiliates also will be restricted. These restrictions will terminate on the earlier of (a) the third anniversary of the date of issuance of the Series A Preferred Stock and (b) the date on which the Series A Preferred Stock has been redeemed in whole or Treasury has transferred all of the Series A Preferred Stock to third parties. The restrictions described in this paragraph are set forth in the Purchase Agreement.

In addition, pursuant to the Articles of Amendment setting forth the preferences, qualifications, limitations, restrictions and rights of the Series A Preferred Stock, the ability of the Company to declare or pay dividends or distributions on, or repurchase, redeem or otherwise acquire for consideration, shares of its Junior Stock and Parity Stock will be subject to restrictions in the event that the Company fails to declare and pay full dividends (or declare and set aside a sum sufficient for payment thereof) on its Series A Preferred Stock. These restrictions are set forth in the Articles of Amendment described in Item 5.03.

“Junior Stock” means the Common Stock and any other class or series of stock of the Company the terms of which expressly provide that it ranks junior to the Series A Preferred Stock as to dividend rights and/or rights on liquidation, dissolution or winding up of the Company. “Parity Stock” means any class or series of stock of the Company the terms of which do not expressly provide that such class or series will rank senior or junior to the Series A Preferred Stock as to dividend rights and/or rights on liquidation, dissolution or winding up of the Company (in each case without regard to whether dividends accrue cumulatively or non-cumulatively).

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

Pursuant to the Purchase Agreement, the Company has agreed that, until such time as Treasury ceases to own any debt or equity securities of the Company acquired pursuant to the Purchase Agreement or the Warrant, the Company’s employee benefit plans and other executive compensation arrangements with its “senior executive officers” must comply in all respects with Section 111(b) of the Emergency Stabilization Act of 2008 (the “EESA”), as implemented by regulations under the EESA issued by Treasury. The Company’s “senior executive officers” are initially: Charles N. Funk, Chief Executive Officer and President; Gary J. Ortale, Senior Vice President, Chief Risk Officer and interim Chief Financial Officer and Treasurer; Kent L. Jehle, Executive Vice President and Chief Lending Officer; Susan R. Evans, Senior Vice President and Head of Retail Banking; and Douglas L. Benjamin, Senior Vice President, Regional Manager North Region and Market President—Conrad. Each of the Company’s senior executive officers executed a waiver pursuant to the terms of the Purchase Agreement, a form of which is attached as Exhibit 10.2 hereto and is incorporated herein by reference.

Accordingly, in the Purchase Agreement, the Company has agreed to not adopt any benefit plans or other executive compensation arrangements with respect to, or which covers, its senior executive officers that do not comply with the EESA. In addition, each of the Company’s senior executive officers entered into an Omnibus Amendment to Employee Benefit Plans with the Company for the purpose of amending each senior executive officer’s benefit plans and other executive compensation arrangements in order to comply with the relevant elements of the EESA and Treasury regulations promulgated thereunder. A form of the Omnibus Amendment is attached as Exhibit 10.3 hereto and incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Article IV of the Company’s Amended and Restated Articles of Incorporation, as further amended by the Articles of Amendment filed on January 23, 2009, authorize the Company’s board of directors to designate a class or series of preferred stock and to fix the designations, preferences, voting powers and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof. On February 4, 2009, the Company filed Articles of Amendment with the Secretary of State of the State of Iowa for the purpose of amending its Amended and Restated Articles of Incorporation to fix the designations, preferences, voting powers and relative, participating, optional or other special rights and qualifications, limitations or restrictions of the Series A Preferred Stock. The Series A Preferred Stock has a liquidation preference of $1,000 per share. The Articles of Amendment are attached as Exhibit 3.1 hereto and are incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed herewith:

3.1	Articles of Amendment to the Amended and Restated Articles of Incorporation of MidWestOne Financial Group, Inc. (Second Amendment), as filed with the Iowa Secretary of State on February 4, 2009, fixing the designations, preferences, voting powers and relative, participating, optional or other special rights and qualifications, limitations or restrictions of the Series A Preferred Stock.

4.1	Form of Stock Certificate for Fixed Rate Cumulative Perpetual Preferred Stock, Series A.

4.2	Warrant to Purchase Shares of Common Stock, dated February 6, 2009.

10.1	Letter Agreement, dated February 6, 2009, by and between MidWestOne Financial Group, Inc., and the United States Department of the Treasury, which includes the Securities Purchase Agreement – Standard Terms attached as Exhibit A thereto, with respect to the issuance and sale of the Series A Preferred Stock and the Warrant.

10.2	Form of Waiver, executed by each of the Company’s senior executive officers.

10.3	Form of Omnibus Amendment, executed by each of the Company’s senior executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MidWestOne Financial Group, Inc.

Dated: February 6, 2009	By:	/s/ Charles N. Funk
Charles N. Funk
Chief Executive Officer and President